                                                                    Exhibit 99.1
                           [LOGO OF ACCESS WORLDWIDE]



Contacts:
 Access Worldwide                   Access Worldwide
 (240) 582-3025                     (561) 226-5000
 Andrea Greenan                     Richard Lyew
 Director, Investor Relations       Senior Vice President & Corporate Controller
 andrea@accessww.com                richardl@accesstms.com
 www.accessww.com


                       ACCESS WORLDWIDE ANNOUNCES LISTING
                     ON THE OVER THE COUNTER BULLETIN BOARD
          - Company Voluntarily Halts Nasdaq SmallCap Appeal Process -

BOCA RATON, FL - July 17, 2001 - Access Worldwide Communications, Inc. (Nasdaq:
AWWC), a leading marketing services company, today announced an impending move of the Company's common stock from trading on The Nasdaq SmallCap Market to trading on the Over the Counter Bulletin Board. The move will be effective when the markets open on July 17. The Company's stock symbol will remain AWWC.

Previously, the Company had been notified by Nasdaq that its stock was subject to delisting for failure to maintain a minimum bid price of $1.00 for 30 consecutive days, as required by The Nasdaq SmallCap Market under Marketplace Rule 4310(c)(4). Initially, the Company intended to appeal the delisting, however on July 13, the Board of Directors determined that it was in the best interest of the Company to withdraw the appeal and promptly move the stock to the OTC Bulletin Board.

"The Board of Directors explored all avenues for the Company's stock and shareholders, including listings on several markets and the possibility of a reverse stock split. But after much research and with input from Nasdaq officials and our legal counsel, our Board believes that the Over the Counter Bulletin Board is the appropriate market for our stock at this time," remarked Michael Dinkins, Chairman and Chief Executive Officer of Access Worldwide.

Shareholders do not need to have new stock certificates issued. Existing shares can be traded through all the same methods as when the stock was listed on the SmallCap Market, except that brokers and dealers executing such trades will be subject to the "penny stock" rules of Section 15(g) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Also, the Company's move from The Nasdaq SmallCap Market to the OTC Bulletin Board may have an adverse impact on the market price and liquidity of the Company's common stock.

Founded in 1983, Access Worldwide provides a variety of sales, marketing, Internet and education services to more than 100 clients. Among other things, the Company reaches physicians, pharmacists and patients on behalf of pharmaceutical clients, educating them on new drugs, prescribing indications, medical procedures and disease management programs. The Company's services include medical education, product stocking, database management, teleservices and sample and literature fulfillment. For clients in the telecommunications, insurance, financial services and consumer products industries, Access Worldwide reaches the growing multicultural markets with multilingual telemarketing, strategic planning and market research services. Access Worldwide is headquartered in Boca Raton, Florida and has over 1,300 employees in offices throughout the United States.

This release contains forward-looking statements within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements represent the Company's current expectations, beliefs, future plans and strategies, anticipated events or trends concerning matters that are not historical facts. Such forward-looking statements include, among others, statements regarding the impact on the market price and liquidity of the Company's common stock as a result of its trading on the OTC Bulletin Board, and other matters relating to the move of the common stock from The Nasdaq SmallCap Market to the OTC Bulletin Board. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results of these forward-looking statements, and other forward-looking statements that the Company has made from time to time, to differ materially from those expressed or implied by such forward-looking statements, include, but are not limited to, the following: reliance, to a significant extent, on a single industry - the pharmaceutical industry; the risk that the pharmaceutical industry will not experience growth; reliance on a limited number of major customers; the Company's ability to comply with current credit arrangements, including significant penalties for failure to make certain payments by March 31, 2002; the need for management of any growth that is achieved; competition from other third-party providers and those of the Company's clients and prospective clients who may decide to perform in-house the work that the Company does; industry consolidation which reduces the number of clients that the Company is able to serve; potential consumer saturation reducing the need for the Company's services; the Company's ability to launch new products or enter into strategic alliance agreements on a timely basis or at all; possible loss of listing privileges; and the possible limited duration of significant agreements with the Company's clients. The Company assumes no duty to update any forward-looking statements. For a more detailed discussion of these risks and others that could affect the Company's results, see the Company's filings with the Securities and Exchange Commission, including the risk factors section of Access Worldwide's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                       ###